Exhibit 99.1

Enveric Biosciences Advances Drug Development for Mental Health Indications and Intellectual Property Portfolio

— Advancing to IND-enabling studies with multiple drug candidates —

— Enveric’s Growing Patent Portfolio Validated —

Cambridge, MA., July 13, 2022 - Enveric Biosciences, Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a neuroscience-focused biotechnology company developing next-generation, psychedelic-inspired mental health medicines, today revealed drug discovery and development progress targeting mental health indications and intellectual property (IP) advances achieved during the first half of 2022.

“The first half of 2022 was foundationally successful for Enveric. We validated and executed on the corporate premise that we can deploy PsyAITM, our proprietary artificial intelligence tool, and PsybraryTM, our expanding proprietary portfolio of new chemical entities and drug candidates, to design and improve upon new drug molecules inspired by legacy psychedelic drugs,” said Dr. Joseph Tucker, PhD, Enveric’s Chief Executive Officer.

“Enveric is pleased to advise that our predictions have materialized, and our platforms have successfully generated a large number of promising new molecules that have successfully passed primary screening and moved on to lead optimization, providing us with a strong slate of drug candidates. Our leading program, EVM-201, includes a number of new molecules currently in lead optimization that are geared towards providing improved characteristics and drug-like properties compared with psilocybin. The successful outcomes from our testing efforts completed in the first half of 2022 have positioned the company very well to advance our drug candidates towards the clinic” continued Dr. Tucker.

Clinical-Need Driven

Based on extensive direct clinical understanding of the current unmet needs in anxiety, depression, PTSD, and other mental health indications, coupled with in-depth knowledge of the current treatment landscape, Enveric’s Clinical Team is well positioned to tackle the challenges ahead, while aiming to shepherd novel new treatments for a host of mental health indications.

Enveric’s Clinical Team is led by a past Board-certified psychiatrist and clinical trialist Chief Medical Officer, Dr. Bob Dagher, MD. Dr. Dagher joined Enveric in December 2021, bringing a wealth of clinical trial management and new CNS-drug development experience from his past roles, including at WCG, Cadent, Covance, Sanofi and GSK, in addition to his first-hand experience in treating patients from his previous clinical practice in psychiatric medicine.

Next-Generation Drug Discovery

Enveric’s Discovery Team, spearheaded by Chief Innovation Officer Dr. Peter Facchini, PhD, an international leader in natural product biochemistry and biotechnology, completed the rational design of more than 300 Generation-2 (“Gen-2”) psilocin prodrug candidates using well-established design strategies, but adapted to the unique structure of psilocin.

The 300 Gen-2 original concept designs, now housed within the PsybraryTM, were screened using PsyAITM. The assessment helped predict chemical structures with appropriate receptor binding, toxicology, and pharmacokinetic profiles that would trigger the desired mechanisms of action while reducing undesirable side effects, and the initial candidate evaluation included, among other metrics, prodrug-likeness, toxicity, ease of chemical synthesis and degree of IP-white space surrounding the molecule.

Ranked scoring of these and other AI assessments, as well as commercial considerations (e.g., ease of procuring synthetic starting materials), prioritized 31 novel Gen-2 molecules that have been synthesized in sufficient quantities (~10 mg, 95% purity) for preliminary pharmacological screening. Enveric’s Chemistry Group, led by Dr. Kaveh Matinkhoo, PhD, completed these syntheses, 29 of which were deemed stable enough to advance.

Deep-dive chemical structure searches, patentability, and freedom-to-operate reviews were performed on all 29 candidates, under the leadership of Lead Internal Counsel C. Michael Gegenheimer. All the patentability analyses indicated potential patentability results, and 25 of the 29 molecules presented minimal concern with freedom to operate.

To strengthen the IP protection for the overall Gen-2 prodrug program, three provisional patent applications, covering 7 structurally diverse clinical classes and thousands of additional potential new drug candidates, have been filed so far in 2022, and additional provisional and PCT filings are expected to continue throughout the year.

In other IP developments, an additional three of Enveric’s international patent applications protecting tryptamine derivatives have been published by the World Intellectual Property Organization, bringing the total published so far to seven.

EVM-201 Drug Candidate Testing

Following the initial Gen-2 ideation, patent filing, synthesis, and screening efforts, more extensive assays were performed on the advancing drug candidates. Numerous internal assays were performed under the leadership of Dr. Jill Hagel, PhD, Vice-President of Innovation and Dr. Sheetal Raithatha, PhD, Director of Research and Development. The internal results were then confirmed and validated using leading independent, third-party Contract Research Organizations (CROs), covering 122 Toxicology tests, 72 receptor-binding and potency tests, 31 pharmacokinetic tests and 24 animal-model tests to provide ample information to support candidate nomination.

The synthesis and analysis of these comprehensive pharmacology and toxicology datasets, both internal and external, was led by Dr. Kevin Leach, PhD DABT, Vice President of Preclinical and Translational Research. Enveric is now moving towards lead-candidate nomination and, in preparation for IND filing, has initiated numerous IND-enabling studies on several of the leading candidates at third-party CROs.

Recognizing the need for stable drugs with robust, reproducible, and cost-effective manufacturing, several Contract Development & Manufacturing Organizations (CDMOs) are currently engaged with Enveric’s Chemistry Team to determine how best to manufacture our molecules. Enveric has plans in place to produce material at commercial facilities and the CDMO personnel have worked with our chemists to validate that our processes will work at their facilities. This is another necessary step prior to filing the IND. Finally, preliminary formulation work is underway, with a particular focus on enabling improved routes of administration.

“The first half of the year has indeed been busy and productive for the dedicated team here at Enveric. We are all very excited at how those efforts have begun to bear fruit. We look forward to advising our shareholders of further key developments, which we anticipate will continue to unfold during the remainder of 2022,” concluded Dr. Tucker.

About Enveric Biosciences

Enveric Biosciences, Inc. (NASDAQ: ENVB) is a neuroscience-focused pharmaceutical company developing next-generation, psychedelic-inspired mental health medicines. Enveric’s robust pipeline supports drug development from the clinic to commercialization aimed to help millions of patients in need around the world suffering from conditions that include cancer-related distress, PTSD and more. For additional information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of not purely historical statements, including any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of the company to successfully spin-off its cannabinoid assets; the ability to achieve the value creation contemplated by technical developments; the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts

Valter Pinto / Allison Soss

KCSA Strategic Communications

212.896.1254 / 212.896.1267

EnvericBio@kcsa.com